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                                   EXHIBIT 21

                      SUBSIDIARIES OF ENERGEN CORPORATION

                            Alabama Gas Corporation
                         Energen Resources Corporation
                          Energen Resources TEAM, Inc.
                          Energen Resources MAQ, Inc.
                            American Heat Tech, Inc.
                              Basin Pipeline Corp.
                               EGN Services, Inc.
                               Midtown NGV, Inc.